EXHIBIT 99.1
                                                                    ------------



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CONTACT:          Investor Relations Department
                  919-466-5492
                  investorrelations@spectrasite.com
                  ---------------------------------


         SPECTRASITE REPORTS THIRD QUARTER 2003 RESULTS AND 2004 OUTLOOK


CARY, NC, NOVEMBER 5, 2003 - SpectraSite, Inc. (NYSE: SSI), one of the largest wireless tower operators in the United States, today reported results for the third quarter ended September 30, 2003.

Total revenues for the third quarter of 2003 were $83.9 million, compared to $79.3 million for the third quarter of 2002. Site operations revenues increased 10.4% to $79.5 million, up from $72.0 million for the same period in 2002. Net of the contribution of the 545 SBC towers sold by the Company in February 2003, site operations revenues increased 14.8% from the third quarter of 2002 to the third quarter of 2003. Revenues from broadcast services were $4.3 million for the third quarter of 2003 compared to $7.3 million for the third quarter of 2002. Operating income for the third quarter of 2003 was $15.1 million, up from an operating loss of $16.2 million for the same period in 2002. The Company's net income was $3.2 million for the third quarter of 2003 versus a net loss of $134.6 million during the third quarter of 2002. The Company's basic net income per share was $0.07 during the third quarter of 2003 as compared to a basic net loss of $0.87 per share during the third quarter of 2002.

Adjusted EBITDA increased 21.5% to $41.9 million during the third quarter of 2003 from $34.5 million during the same period in the prior year. Net of the contribution of the SBC towers sold by the Company in February 2003, Adjusted EBITDA increased 26.4% from the third quarter of 2002.

The Company's presentation of Adjusted EBITDA is based on recent regulations adopted by the Securities and Exchange Commission ("SEC") related to non-GAAP financial measures. The Company defines Adjusted EBITDA for periods after January 31, 2003, as net income (loss) before depreciation, amortization and accretion, interest, income tax expense (benefit) and, if applicable, before discontinued operations and cumulative effect of change in accounting principle. For the periods prior to January 31, 2003, Adjusted EBITDA also excludes gain on debt discharge, reorganization items, and write-offs of investments in and loans to affiliates. The Company uses a different definition of Adjusted EBITDA for the fiscal periods prior to its reorganization to enable investors to view the Company's operating performance on a consistent basis before the impact of the items discussed above on the predecessor company. Each of these historical items was incurred prior to, or in connection with, the Company's reorganization and is excluded from Adjusted EBITDA to reflect the results of the Company's core operations. Adjusted EBITDA may not be comparable to a similarly titled measure employed by other companies and is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States.

Net cash provided by operating activities increased to $34.3 million during the third quarter of 2003 as compared to net cash provided by operating activities of $17.2 million during the third quarter of 2002. Purchases of property and equipment during the third quarter of 2003 were $4.0 million, up from $3.9 million for the same period in 2002. Free cash flow, defined as net cash provided by operating activities less purchases of property and equipment, during the third quarter of 2003 was $30.4 million as compared to free cash flow of $13.3 during the prior year's period.

Based on trailing twelve-month revenues on towers owned or operated as of September 30, 2002, and still owned or operated as of September 30, 2003, same tower revenue growth was 14.1%. The Company owned or operated 7,509 towers and in-building sites as of September 30, 2003.

In describing the third quarter, Stephen H. Clark, President and CEO, stated, "I continue to be impressed by our operating team's ability to increase our site leasing and licensing revenues on such a consistent basis. Our results this quarter included several milestones, including generating over $40 million of quarterly Adjusted EBITDA, generating over $30 million of quarterly free cash flow, and achieving positive earnings per share. Given our strong financial profile, including total net long term debt to annualized Adjusted EBITDA of approximately 3.5x and annualized Adjusted EBITDA to annualized total cash interest expense of almost 4.5x, as I look to 2004, I believe SpectraSite is extremely well positioned to capitalize on the growth opportunities available in the wireless tower industry."

NYSE LISTING

On October 8, 2003, the Company completed an underwritten public offering of its common stock, whereby 10.35 million shares of common stock were sold by four of the Company's existing stockholders, including an over-allotment option exercised by the underwriters. In connection with the offering, on October 3, 2003, the Company's common stock began trading on the New York Stock Exchange under the symbol "SSI."

AMENDMENT TO CREDIT FACILITY

On October 24, 2003, the Company completed an amendment to its credit facility that reduced the interest rate on its term loan from, at the Company's option, Canadian Imperial Bank of Commerce's base rate plus 2.75% per annum or the Eurodollar rate plus 4.00% per annum to Canadian Imperial Bank of Commerce's base rate plus 1.75% per annum or the Eurodollar rate plus 3.00% per annum. As a result of this transaction, the Company expects to generate annual interest expense savings of more than $2.5 million.

ACQUISITIONS

Under the terms of an amended agreement with affiliates of SBC Communications Inc. ("SBC"), completed on November 14, 2002, the Company agreed to acquire the sublease rights to a maximum of 600 towers during the period beginning May 2003, and ending August 2004. Towers subleased by the Company under this agreement will be subleased on a quarterly basis in increments not to exceed 100 towers per quarter. To the extent fewer than 100 towers are subleased during a period, the remaining balance will be accrued to the last sublease period in August 2004. In the third quarter of 2003 the Company subleased 5 towers under this agreement, for which it paid $1.4 million in cash.

2004 OUTLOOK

The Company's 2004 outlook includes estimates and assumptions relating to the Company's existing business without regard to possible additional tower acquisitions under the Company's contract with affiliates of SBC. The Company believes it will close on approximately 55 SBC towers during 4Q 2003, but the Company is unable to predict how many of these towers may close during 2004.

Without giving effect to possible SBC tower acquisitions during 2004, the Company expects 2004 site leasing and licensing revenues will be between $336 million and $341 million and broadcast services revenues will be between $10 million and $12 million.

The Company expects that 2004 site operations costs excluding depreciation, amortization and accretion expense will be between $108 million and $111 million and broadcast services costs of operations before depreciation, amortization and accretion expense will be between $9 million and $11 million.

The Company expects 2004 selling, general and administrative expenses will be between $49 million and $52 million.

The Company's 2004 cash interest expense is expected to approximate $37 million to $41 million.

During 2004, the Company expects to spend approximately $15 million to $20 million in capital expenditures related to tower upgrades, information technology purchases, and other general corporate requirements. The Company also expects to spend between $10 million to $20 million in discretionary capital expenditures related to its in-building initiative and the purchase of ground rights under certain towers.

At September 30, 2003, the Company had approximately $640 million of outstanding debt and approximately $56 million of cash on hand. Based on current assumptions, the Company does not expect to require borrowings from its $200 million unused revolving credit facility during 2004.

With regard to the Company's agreement with affiliates of SBC to sublease additional towers, as of September 30, 2003, the Company has closed on 59 towers out of a maximum of 600 towers. During the fourth quarter of 2003 the Company expects to close on approximately 55 SBC towers. During 2004, assuming contract terms are met and SBC makes towers available, the Company will close on a maximum of 100 towers per quarter until the third quarter, at which time the Company will close on the remaining towers. On average, each SBC tower on which the Company expects to close will cost approximately $260,000, will have monthly revenues of approximately $2,400, and will have monthly costs of operations before depreciation, amortization and accretion expenses of approximately $1,050. The 2004 tower closing dates are scheduled for February 16, May 17, and August 16.

CONFERENCE CALL INFORMATION

The Company is planning to host a conference call on Thursday November 6, 2003, at 11:00 a.m. Eastern Standard Time to discuss third quarter 2003 results. Dial in information is as follows: 800-261-6483, access code 3305538. A replay of the conference call will be available beginning two hours after the call has ended until November 13, 2003. The replay dial in information is as follows: (800) 642-1687, access code 3305538.

NON-GAAP FINANCIAL MEASURES AND ADDITIONAL INFORMATION

For a discussion of non-GAAP financial measures, including their usefulness to investors and material limitations, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Non-GAAP Financial Measures" included in the Company's SEC filings. Additional information may be found in the Company's Form 10-Q report filed with the SEC or by accessing the Company's website at WWW.SPECTRASITE.COM.

ADJUSTED EBITDA. Adjusted EBITDA for the three months ended September 30, 2003 and 2002, the eight months ended September 30, 2003, the one month ended January 31, 2003, and the nine months ended September 30, 2002, was calculated as follows:

                                               REORGANIZED     PREDECESSOR     REORGANIZED      PREDECESSOR       PREDECESSOR
                                                 COMPANY         COMPANY         COMPANY          COMPANY           COMPANY
                                               THREE MONTHS   THREE MONTHS    EIGHT MONTHS       ONE MONTH        NINE MONTHS
                                                  ENDED           ENDED           ENDED            ENDED             ENDED
                                              SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,     JANUARY 31,      SEPTEMBER 30,
                                                   2003           2002            2003              2003             2002
                                                   ----           ----            ----              ----             ----
                                                                               (IN THOUSANDS)
Net income (loss)                                $    3,214     $(134,592)      $   (6,052)      $   344,970      $ (714,691)
Depreciation, amortization and accretion
   expense                                           25,675        48,658           68,127            16,075         143,921
Interest income                                        (143)         (148)            (639)             (137)           (525)

                                               REORGANIZED     PREDECESSOR     REORGANIZED      PREDECESSOR       PREDECESSOR
                                                 COMPANY         COMPANY         COMPANY          COMPANY           COMPANY
                                               THREE MONTHS   THREE MONTHS    EIGHT MONTHS       ONE MONTH        NINE MONTHS
                                                  ENDED           ENDED           ENDED            ENDED             ENDED
                                              SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,     JANUARY 31,      SEPTEMBER 30,
                                                   2003           2002            2003              2003             2002
                                                   ----           ----            ----              ----             ----
                                                                               (IN THOUSANDS)
Interest expense                                     12,563        67,018           40,428             4,721         187,510
Gain on debt discharge                                   --            --               --        (1,034,764)             --
Reorganization expense                                   --         1,854               --                --           1,854
Writeoff of investments in affiliates                    --            --               --                --              --
Writeoff of loans to affiliates                          --            --               --                --              --
Income tax expense                                      589           551            1,397                 5             694
Reorganization items:
   Adjust accounts to fair value                         --            --               --           644,688              --
   Professional and other fees                           --            --               --            23,894              --
Loss (income) from operations of
   Discontinued segment, net of income tax
   Expense                                               --         5,520               --                --           8,305
Loss on disposal of discontinued segment                 --        45,627              596                --          45,627
Cumulative effect of change in accounting
   Principle                                             --            --               --            12,236         376,753
                                                 ----------     ---------       ----------       -----------      -----------
Adjusted EBITDA                                  $   41,898     $  34,488       $  103,857       $    11,688      $    49,448
                                                 ==========     =========       ==========       ===========      ===========

FREE CASH FLOW. Free cash flow (deficit) for the three months ended September 30, 2003 and 2002, the eight months ended September 30, 2003, the one month ended January 31, 2003 and the nine months ended September 30, 2002, was calculated as follows:

                                  REORGANIZED     PREDECESSOR     REORGANIZED      PREDECESSOR      PREDECESSOR
                                    COMPANY         COMPANY         COMPANY          COMPANY          COMPANY
                                  THREE MONTHS   THREE MONTHS    EIGHT MONTHS       ONE MONTH       NINE MONTHS
                                     ENDED           ENDED           ENDED            ENDED            ENDED
                                  SEPTEMBER 30,  SEPTEMBER 30,   SEPTEMBER 30,      JANUARY 31,     SEPTEMBER 30,
                                     2003            2002            2003             2003             2002
                                     ----            ----            ----             ----             ----
                                                                  (IN THOUSANDS)
Net cash provided by (used in)
   operating activities             $  34,334       $ 17,221       $  62,884          $ 5,892         $   1,533
Less: Purchases of property
   and equipment                       (3,962)        (3,901)        (10,143)          (2,737)          (52,431)
                                    ---------       --------       ---------          -------         ---------
Free cash flow (deficit)            $  30,372       $ 13,320       $  52,741          $ 3,155         $ (50,898)
                                    =========       ========       =========          =======         =========


ABOUT SPECTRASITE, INC.

SpectraSite, Inc. (www.spectrasite.com), based in Cary, North Carolina, is one of the largest wireless tower operators in the United States. At September 30, 2003, SpectraSite owned or operated approximately 10,000 revenue producing sites, including 7,509 towers and in-building sites primarily in the top 100 markets in the United States. SpectraSite's customers are leading wireless communications providers, including AT&T Wireless, Cingular, Nextel, Sprint PCS, T-Mobile and Verizon Wireless.

SAFE HARBOR

This press release and oral statements made from time to time by representatives of the Company may contain "forward-looking statements" concerning the Company's financial outlook, future expectations, financial and operating projections, plans and strategies and the trading markets for its securities. These forward-looking statements are subject to a number of risks and uncertainties. The Company wishes to caution readers that certain factors may impact the Company's actual results and could cause results for subsequent periods to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Such factors include, but are not limited to (i) the Company's substantial capital requirements and debt, (ii) market conditions,
(iii) the Company's dependence on demand for wireless communications and related infrastructure, (iv) competition in the communications tower industry, including the impact of technological developments, (v) future regulatory actions, (vi) conditions in its operating areas and (vii) management's estimates and assumptions included in the Company's 2004 Outlook. These and other important factors are described in more detail in the "Risk Factors" and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, and in the

Company's other SEC filings and public announcements. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

                                      # # #


                       SPECTRASITE, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                   AT SEPTEMBER 30, 2003 AND DECEMBER 31, 2002


                                                                                           REORGANIZED        PREDECESSOR
                                                                                             COMPANY            COMPANY
                                                                                       SEPTEMBER 30, 2003   DECEMBER 31, 2002
                                                                                       ------------------   -----------------
                                                                                           (UNAUDITED)
                                                                                                (DOLLARS IN THOUSANDS)

                                         ASSETS
Current assets:
   Cash and cash equivalents                                                               $      55,850        $      80,961
   Accounts receivable, net of allowance of $9,555 and $11,431, respectively                       8,451               15,180
   Costs and estimated earnings in excess of billings                                              1,814                2,169
   Inventories                                                                                     7,561                7,878
   Prepaid expenses and other                                                                     13,369               16,696
                                                                                           -------------        -------------
         Total current assets                                                                     87,045              122,884
Property and equipment, net                                                                    1,223,424            2,292,945
Goodwill, net                                                                                         --               60,626
Other assets                                                                                     217,002              102,001
                                                                                           -------------        -------------
         Total assets                                                                      $   1,527,471        $   2,578,456
                                                                                           =============        =============

                     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
   Accounts payable                                                                        $       8,726        $      13,029
   Accrued and other expenses                                                                     86,914               66,280
   Liabilities under SBC agreement                                                                55,660                   --
   Billings in excess of costs and estimated earnings                                                380                  703
   Current portion of credit facility                                                                 --                2,244
                                                                                           -------------        -------------
         Total current liabilities                                                               151,680               82,256
                                                                                           -------------        -------------
Long-term portion of credit facility                                                             439,955              780,711
Senior notes                                                                                     200,000                   --
Other long-term liabilities                                                                       53,744               27,330
                                                                                           -------------        -------------
         Total long-term liabilities                                                             693,699              808,041
                                                                                           -------------        -------------
Liabilities subject to compromise                                                                     --            1,763,286
                                                                                           -------------        -------------
Stockholders' equity (deficit):
   Common stock, $0.001 par value, 300,000,000 shares authorized, 154,013,917 issued
      and outstanding at December 31, 2002                                                            --                  154
   Common stock, $0.01 par value, 250,000,000 shares authorized, 47,548,475 issued
      and outstanding at September 30, 2003                                                          475                   --
   Additional paid-in-capital                                                                    687,669            1,624,939
   Accumulated other comprehensive income (loss)                                                      --                 (355)
   Accumulated deficit                                                                            (6,052)          (1,699,865)
                                                                                           -------------        -------------
         Total stockholders' equity (deficit)                                                    682,092              (75,127)
                                                                                           -------------        -------------
         Total liabilities and stockholders' equity (deficit)                              $   1,527,471        $   2,578,456
                                                                                           =============        =============

                       SPECTRASITE, INC. AND SUBSIDIARIES
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                      REORGANIZED    PREDECESSOR      REORGANIZED      PREDECESSOR     PREDECESSOR
                                                        COMPANY        COMPANY          COMPANY          COMPANY         COMPANY
                                                      THREE MONTHS   THREE MONTHS     EIGHT MONTHS      ONE MONTH      NINE MONTHS
                                                         ENDED          ENDED            ENDED            ENDED           ENDED
                                                      SEPTEMBER 30,  SEPTEMBER 30,    SEPTEMBER 30,     JANUARY 31,    SEPTEMBER 30,
                                                         2003           2002             2003             2003            2002
                                                         ----           ----             ----             ----            ----
                                                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
   Site operations                                      $  79,526      $   72,030        $ 208,093      $    25,556     $ 207,615
   Broadcast services                                       4,334           7,310           11,322            1,237        19,998
                                                        ---------      ----------        ---------      -----------     ---------
         Total revenues                                    83,860          79,340          219,415           26,793       227,613
                                                        ---------      ----------        ---------      -----------     ---------
Operating expenses:
   Costs of operations, excluding depreciation,
      amortization and accretion expense:
      Site operations                                      26,051          27,465           68,875            8,840        79,675
      Broadcast services                                    3,857           5,230           10,284            1,492        15,605
   Selling, general and administrative expenses            13,188          14,154           34,463            4,280        45,130
   Depreciation, amortization and accretion expenses       25,675          48,658           68,127           16,075       143,921
   Restructuring and non-recurring charges                     --              --               --               --        28,570
                                                        ---------      ----------        ---------      -----------     ---------
         Total operating expenses                          68,771          95,507          181,749           30,687       312,901
                                                        ---------      ----------        ---------      -----------     ---------
Operating income (loss)                                    15,089         (16,167)          37,666           (3,894)      (85,288)
                                                        ---------      ----------        ---------      -----------     ---------
Other income (expense):
   Interest income                                            143             148              639              137           525
   Interest expense                                       (12,563)        (67,018)         (40,428)          (4,721)     (187,510)
   Gain on debt discharge                                      --              --               --        1,034,764            --
   Reorganization expense                                      --          (1,854)              --               --        (1,854)
   Other income (expense)                                   1,134           1,997           (1,936)            (493)       (9,185)
                                                        ---------      ----------        ---------      -----------     ---------
         Total other income (expense)                     (11,286)        (66,727)         (41,725)       1,029,687      (198,024)
                                                        ---------      ----------        ---------      -----------     ---------
Income (loss) from continuing operations before
   income taxes                                             3,803         (82,894)          (4,059)       1,025,793      (283,312)
Income tax expense                                            589             551            1,397                5           694
                                                        ---------      ----------        ---------      -----------     ---------
Income (loss) from continuing operations                    3,214         (83,445)          (5,456)       1,025,788      (284,006)
Reorganization items:
   Adjust accounts to fair value                               --              --               --         (644,688)           --
   Professional and other fees                                 --              --               --          (23,894)           --
                                                        ---------      ----------        ---------      -----------     ---------
         Total reorganization items                            --              --               --         (668,582)           --
                                                        ---------      ----------        ---------      -----------     ---------
Income (loss) before discontinued operations                3,214         (83,445)          (5,456)         357,206      (284,006)
Discontinued operations:
   Loss from operations of discontinued segment, net
      of income tax expense                                    --          (5,520)              --               --        (8,305)
   Loss on disposal of discontinued segment                    --         (45,627)            (596)              --       (45,627)
                                                        ---------      ----------        ---------      -----------     ---------
Income (loss) before cumulative effect of change in
   accounting principle                                     3,214        (134,592)          (6,052)         357,206      (337,938)
Cumulative effect of change in accounting principle            --              --               --          (12,236)     (376,753)
                                                        ---------      ----------        ---------      -----------     ---------
Net income (loss)                                       $   3,214      $ (134,592)       $  (6,052)     $   344,970     $(714,691)
                                                        =========      ==========        =========      ===========     =========

                       SPECTRASITE, INC. AND SUBSIDIARIES
      UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)

                                                      REORGANIZED     PREDECESSOR      REORGANIZED      PREDECESSOR    PREDECESSOR
                                                        COMPANY         COMPANY          COMPANY          COMPANY        COMPANY
                                                      THREE MONTHS    THREE MONTHS     EIGHT MONTHS      ONE MONTH     NINE MONTHS
                                                         ENDED           ENDED            ENDED            ENDED          ENDED
                                                      SEPTEMBER 30,   SEPTEMBER 30,    SEPTEMBER 30,     JANUARY 31,   SEPTEMBER 30,
                                                         2003            2002             2003             2003           2002
                                                         ----            ----             ----             ----           ----
                                                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Basic earnings per share:
   Income (loss) from continuing operations             $    0.07      $   (0.54)        $  (0.12)      $     6.66      $  (1.84)
   Reorganization items                                        --             --               --            (4.34)           --
   Discontinued operations                                     --          (0.33)           (0.01)              --         (0.35)
   Cumulative effect of change in accounting
      principle                                                --             --               --            (0.08)        (2.45)
                                                        ---------      ---------         --------       ----------      --------
   Net income (loss)                                    $    0.07      $   (0.87)        $  (0.13)      $     2.24      $  (4.64)
                                                        =========      =========         ========       ==========      ========
Diluted earnings per share:
   Income (loss) from continuing operations             $    0.06      $   (0.54)        $  (0.12)      $     6.66      $  (1.84)
   Reorganization items                                        --             --               --            (4.34)           --
   Discontinued operations                                     --          (0.33)           (0.01)              --         (0.35)
   Cumulative effect of change in accounting
      principle                                                --             --               --            (0.08)        (2.45)
                                                        ---------      ---------         --------       ----------      --------
   Net income (loss)                                    $    0.06      $   (0.87)        $  (0.13)      $     2.24      $  (4.64)
                                                        =========      =========         ========       ==========      ========

Weighted average common shares outstanding (basic)         47,507        154,014           47,325          154,014       153,894
                                                        =========      =========         ========       ==========      ========
Weighted average common shares outstanding (diluted)       51,617        154,014           47,325          154,014       153,894
                                                        =========      =========         ========       ==========      ========

                       SPECTRASITE, INC. AND SUBSIDIARIES
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                               REORGANIZED        PREDECESSOR       PREDECESSOR
                                                                                 COMPANY            COMPANY           COMPANY
                                                                               EIGHT MONTHS        ONE MONTH        NINE MONTHS
                                                                                  ENDED              ENDED             ENDED
                                                                            SEPTEMBER 30, 2003 JANUARY 31, 2003  SEPTEMBER 30, 2002

                                                                                                (IN THOUSANDS)
OPERATING ACTIVITIES
Net income (loss)                                                             $    (6,052)        $     344,970    $  (714,691)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
   Depreciation                                                                    56,330                15,609        145,639
   Cumulative effect of change in accounting principle                                 --                12,236        376,753
   Amortization of intangible assets                                               10,041                   252          2,507
   Amortization of debt issuance costs                                              3,480                   425         12,325
   Amortization of asset retirement obligation                                      1,756                   214             --
   Amortization of senior discount notes                                               --                    --         92,900
   Writeoff of debt issuance costs                                                  8,938                    --             --
   Non-cash compensation charges                                                       --                    --            638
   (Gain) loss on disposal of assets                                                3,898                   (84)        80,883
   Gain on sale of available-for-sale securities                                   (3,837)                   --             --
   Gain on sale of investments in affiliates                                           --                    --         (1,364)
   Gain on sale of subsidiary                                                        (394)                   --             --
   Gain on debt discharge                                                              --            (1,034,764)            --
   Adjust accounts to fair value                                                       --               644,688             --
   Equity in net loss of affiliates                                                    --                    --             59
   Changes in operating assets and liabilities, net of acquisitions:
      Accounts receivable                                                           1,666                 5,045         34,786
      Costs and estimated earnings in excess of billings, net                         305                  (272)        (4,127)
      Inventories                                                                     318                    (2)          (227)
      Prepaid expenses and other                                                   (4,679)               (2,238)        (4,534)
      Accounts payable                                                            (17,845)               13,549        (36,997)
      Other liabilities                                                             8,959                 6,264         16,983
                                                                              -----------         -------------    -----------
         Net cash provided by operating activities                                 62,884                 5,892          1,533
                                                                              -----------         -------------    -----------
INVESTING ACTIVITIES
Purchases of property and equipment                                               (10,143)               (2,737)       (52,431)
Acquisitions of towers                                                            (10,148)                   --        (10,067)
Loans to affiliates                                                                    --                    --           (750)
Proceeds from the sale of assets                                                   81,349                    --          1,283
Proceeds from sale of available-for-sale securities                                 4,970                    --             --
Proceeds from sale of subsidiary                                                    2,053                    --             --
Proceeds from the sale of investments in affiliates                                    --                    --          7,500
                                                                              -----------         -------------    -----------
         Net cash provided by (used in) investing activities                       68,081                (2,737)       (54,465)
                                                                              -----------         -------------    -----------
FINANCING ACTIVITIES
Proceeds from issuance of common stock, net of issuance costs                       2,415                    --            477
Proceeds from issuance of long-term debt                                          200,000                    --         90,000
Repayments of debt and capital leases                                            (343,389)              (10,884)        (2,234)
Debt issuance costs                                                                (7,373)                   --         (2,612)
                                                                              -----------         -------------    -----------
         Net cash provided by (used in) financing activities                     (148,347)              (10,884)        85,631
                                                                              -----------         -------------    -----------
         Net increase (decrease) in cash and cash equivalents                     (17,382)               (7,729)        32,699
Cash and cash equivalents at beginning of period                                   73,232                80,961         31,547
                                                                              -----------         -------------    -----------
Cash and cash equivalents at end of period                                    $    55,850         $      73,232    $    64,246
                                                                              ===========         =============    ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest                                      $    19,718         $       4,265    $    72,696
Cash paid during the period for income taxes                                        1,915                     5          1,471
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for deposits                                              $        --         $         408    $        --
Common stock issued for acquisitions                                                   --                    --          1,678
Capital lease obligations incurred for purchases of property and equipment            162                    --            908
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